Exhibit 10.31

AMENDMENT TO 2002 INDEPENDENT CONTRACTOR CONSULTANCY
AGREEMENT

This Amendment to the 2002 Independent Contractor Consultancy Agreement (the “Consultancy Agreement”, attached hereto) is made and entered into effective August 21, 2003, by and between Ross Stores, Inc. (the “Company”) and Stuart G. Moldaw (the “Consultant”).  The Company and the Contractor previously entered into the Consulting Agreement, which became effective April 1, 2002 and which continues in effect through March 31, 2005.  It is now the intention of the Company and the Contractor to amend the Consultancy Agreement as set forth below.  Accordingly, the Company and the Contractor now amend the Consultancy Agreement as follows:

A.                      Amendments.

Paragraph 1.2(a) will be amended to add the following sentence to the existing paragraph:

“Beginning the calendar quarter starting October 2003, Consultant’s quarterly payment will increase from $20,000 to $25,000 per calendar quarter, payable on the first day of each calendar quarter.”

Paragraph 1.2(c) will be amended in its entirety to read as follows:

“Consultant understands that he is receiving the above increase in his quarterly payment in lieu of Ross continuing to pay the premiums of the Split-Dollar Life Insurance Policy No. L86920003 with AIG Life Insurance Company (the “Policy”), which the Company has otherwise agreed to pay through the completion date of this Agreement.  In the event the Company resumes paying such premium on behalf of Consultant, Consultant’s quarterly payments will revert back to their original levels of $20,000.00 per calendar quarter.”

Paragraph 4.4 will be amended in its entirety to read as follows:

“4.4  Complete Understanding: Modification.  This Agreement and any amendments thereto constitute the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreement, whether written or oral, with respect to the subject matter hereof.  Any waiver, modification or further amendment of any provision of this Agreement or the First Amendment will be effective only if in writing and signed by the parties hereto.”

B.                      No Other Modifications.

Except as modified by this Amendment, the Independent Contractor Consultancy Agreement which became effective April 1, 2002, and all provisions in that agreement, shall remain in force as provided therein.

The parties have executed this Amendment on the date(s) shown below.

ROSS STORES, INC. (the “Company”)		STUART G. MOLDAW (“Consultant”)

By:	/s/ Michael Balmuth	By:	/s/ Stuart G. Moldaw
Name:	Michael Balmuth	Date:	9/4/03
Title:	Vice Chairman and CEO
Date:	9-10-03